Oregon Pacific Bancorp Announces Reverse Stock Split and Plan to Deregister

FLORENCE, OR -- 01/02/2008 -- Oregon Pacific Bancorp (the "Company") (OTCBB: OPBP) announced today that its Board of Directors has approved a plan to deregister the Company's common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission. This transaction would be accomplished through a reverse stock split of common shares of 1 for 500. All stockholders with less than one share after the reverse-split will have their partial shares cashed out at a price of $13.00 per pre-split share. Following the buyback of the partial shares, stock will split at 500 for 1. Shares of common stock held by shareholders owning more than 500 shares before the reverse split will remain outstanding and will be unaffected by the two transactions. The date for determining which shareholders shall be cashed out is January 4, 2008.

If, after completion of the transaction, Oregon Pacific Bancorp has fewer than 300 stockholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission ("SEC"), including annual reports on Form 10-K and quarterly reports on Form 10-Q, and will no longer be subject to the SEC's proxy rules.

The Board of Directors received a fairness opinion from an independent appraisal firm, Southard Financial, that the price of $13.00 per share cash out price to be paid to shareholders owning less than 500 shares is fair, from a financial point of view, to Company stockholders. The proposed transaction is subject to approval by the holders of a majority of the issued and outstanding shares of the Company's common stock. Stockholders will be asked to approve the transaction at a special meeting of stockholders, currently expected to be held in March 2008.

The proposed plan should result in a direct cost savings to Oregon Pacific in the near term from the elimination of SEC reporting requirements. Also, this plan will allow Oregon Pacific to avoid the substantial additional costs associated with the compliance and auditing requirements of the Sarbanes-Oxley Act of 2002, Section 404 ("SOX 404"). "We anticipate that the reduced burden on management will allow our officers the opportunity to be more responsive to the needs of their clients and the communities they serve," stated CEO James P. Clark. "By remaining a progressive, independent, community bank we can best serve our employees, stockholders and customers."

The Company has filed a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when these documents are available. Stockholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC's web site at http://www.sec.gov. Oregon Pacific Bancorp will also mail a copy of the definitive proxy statement prior to the special meeting to its stockholders entitled to vote at the special meeting.

For more information about the above transaction, contact Joanne Forsberg, Secretary, at (541) 997-7121.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general conditions.

Contact:
Joanne Forsberg
Secretary
(541) 997-7121